SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

VOCODIA HOLDINGS CORP

(Exact name of the registrant as specified in its charter)

Wyoming	001-41963	86-3519415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7781 NW Beacon Square Blvd. Unit 102-V64, Boca Raton, FL 33487

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 484-5234

Not applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Stock	VHAI	N/A
Series A Warrants	VHAIW	N/A
Series B Warrants	VHAIBW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Agreement

On May 13, 2025, Vocodia Holdings Corp. (the “Company”) closed on a private offering pursuant to a Securities Purchase Agreement (the “Agreement”) with an accredited investor (the “Investor”), pursuant to which the Investor purchased a Senior Secured Convertible Note (the “Note”) in the original principal amount of $3,333,333.33 including an original issue discount (“OID”) of $333,333.33. Interest accrues at a rate of 10% per annum. The Company also entered into a Security Agreement giving the Investor a senior secured position against the Company’s assets.

The consideration to the Borrower for the Note is up to three million Dollars ($3,000,000) (the “Consideration”) to be paid to be paid in one or more tranches (each, a “Tranche”). The first five (5) Tranches (the “Initial Tranches”) shall consist of a payment by Holder to Borrower of one hundred ten thousand Dollars, with the first Initial Tranche advanced on the Issue Date. Following the funding of the Initial Tranches, and subject to the conditions set forth herein, the Holder shall continue to advance Tranches to the Borrower in minimum amounts of one hundred thousand Dollars ($100,000) per Tranche on a monthly basis, subject to certain conditions set forth in the Note. 80% of each tranche’s proceeds must be used to purchase specific crypto assets, with the remainder for working capital. The maturity date (“Maturity Date”) shall be twelve (12) months after the Issue Date.

The Note is convertible into shares of the Company’s common stock at a Conversion Price equal to the lower of (i) $0.001 or (ii) lowest daily VWAP on the Trading Day immediately prior to the date that any Tranche is advanced.

Additionally, for each dollar of principal issued under the Note the Company shall issue the Investor a warrant to purchase 1,000 shares of the Company’s common stock at an exercise price of $0.001 per share for a period of 5 years

This description of the Note, Securities Purchase Agreement, Security Agreement and Warrant (the “Transaction Documents”) does not purport to be complete and is qualified in its entirety by reference to the complete text of the forms thereof, attached as Exhibits 10.110.2, 10.3 and 10.4, of this Current Report on Form 8-K.

The form of each of the transaction documents has been attached as an exhibit to this Current Report on Form 8-K to provide security holders with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations between the parties with respect to the transaction described above, the document is not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to each Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of each Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of each Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 relating to the Convertible Note issued in the offering and the shares issuable upon conversion of the Convertible Note is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description of Document
10.1	Securities Purchase Agreement
10.2	Convertible Note
10.3	Security Agreement
10.4	Form of Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

VOCODIA HOLDINGS CORP.

Date: May 16, 2025	By:	/s/ Brian Podolak
Brian Podolak
Chief Executive Officer

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